                                                                    Exhibit 99.1

                 [GREENPOINT MORTGAGE FUNDING, INC. LETTERHEAD]


                                 March 29, 2002

TO ALL PARTIES LISTED ON SCHEDULE A
ATTACHED HERETO:


          RE:  GreenPoint Home Equity Loan Trust (Series 2001-1);
               Annual Statement as to Compliance by the Master Servicer
               --------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 3.09 of the Sale and Servicing Agreement and Section 5(f) of the Underwriting Agreement with respect to the above-referenced offering, the undersigned officer of GreenPoint Mortgage Funding, Inc. (as "Master Servicer") hereby certifies as to the following:

     1. a review of the activities of the Servicer and its performance under the Sale and Servicing Agreement during the preceding fiscal year since the inception of the trust has been made under the direct supervision of the undersigned officer; and

     2. to the best knowledge of the undersigned officer, based on such review, the Master Servicer has fulfilled all of its material obligations under the Sale and Servicing Agreement throughout the applicable period, and there has been no known default in the fulfillment of the Master Servicer's material obligations throughout such period.


                                                  Very truly yours

                                                  GREENPOINT MORTGAGE
                                                  FUNDING, INC.,
                                                  as Master Servicer


                                                   /s/ Nathan Hieter
                                                  ------------------------------
                                                  Nathan Hieter
                                                  Vice President

                                   SCHEDULE A

Moody's Investors Service
99 Church Street
New York, NY 10007

Standard & Poor's Ratings Services
55 Water Street
New York, NY 10014

Financial Guaranty Insurance Company
115 Broadway
New York, NY  10006

Bankers Trust Company
c/o Bankers Trust Company of California, N.A.
1761 East St. Andrew Place
Santa Ana, CA  92705

Lehman Brothers Inc.
Three World Financial Center
New York, NY  10285-1200